Exhibit 23.1

Building a better working world

Ernst & Young Associates LLP
Golf View Corporate Tower-B
Sector-42, Sector Road
Gurgaon - 122 002
Haryana, India

Tel: +91 124 464 4000
Fax: +91 124 464 4050
ey.com

100 years of excellence in professional services

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2016, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-215653) and related Prospectus of Yatra Online, Inc. dated February 8, 2017.

/s/ Ernst & Young Associates LLP

Gurgaon, Haryana, India
February 8, 2017

Ernst & Young Associates (a partnership firm) converted into Ernst & Young Associates LLP (a limited liability partnership) LLP - Indentity No., AAB - 4321
Regd. Office : 6th Floor, Worldmark-1, Asset Area 11, Hospitality District, Indira Gandhi International Airport, New Delhi-110037, India.

EY refers to the global organization, and/or one or more of the independent member firms of Ernst & Young Global Limited